UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 21, 2018

Talos Energy Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38497	82-3532642
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

333 Clay Street, Suite 3300 Houston, TX		77002
(Address of principal executive offices)		(Zip Code)

(713) 328-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Director

On November 21, 2018, Gregory A. Beard advised the board of directors (the “Board”) of Talos Energy Inc. (the “Company”) of his intent to resign from the Board and the Compensation Committee of the Board (the “Compensation Committee”), effective immediately. Mr. Beard’s resignation did not result from a disagreement with the Company or any of its officers or other directors on any matter relating to the operations, policies or practices of the Company.

Appointment of Director

On November 21, 2018, to fill the vacancy created by Mr. Beard’s resignation, the Board appointed Olivia C. Wassenaar to serve as a member of the Board and the Compensation Committee, effective immediately. Ms. Wassenaar was appointed as a class I director, with an initial term expiring at the Company’s 2019 annual meeting of stockholders. Ms. Wassenaar was designated for appointment by certain funds and other alternative investment vehicles (the “Apollo Funds”) managed by Apollo Management VII, L.P. and Apollo Commodities Management, L.P., with respect to Series I, pursuant to the Apollo Funds’ director designation rights under the Stockholders’ Agreement, dated as of May 10, 2018, by and among the Company, the Apollo Funds and other holders of Company common stock party thereto.

There are no arrangements or understandings between Ms. Wassenaar and any other person pursuant to which she was selected as a director other than the provisions of the Stockholders’ Agreement relating to the appointment of directors, and Ms. Wassenaar is not a participant in any related party transaction required to be reported pursuant to Item 404(a) of Regulation S-K.

In accordance with the Company’s director compensation policy, Ms. Wassenaar is not eligible to receive any compensation for her service on the Board, the Compensation Committee or any other committee of the Board.

The Board has determined that Ms. Wassenaar is an “independent” director for purposes of the listing standards of the New York Stock Exchange.

Indemnification Agreement

In connection with her appointment, the Company entered into an Indemnification Agreement (the “Indemnification Agreement”) with Ms. Wassenaar. The Indemnification Agreement requires the Company to indemnify Ms. Wassenaar to the fullest extent permitted under Delaware law against liability that may arise by reason of her service to the Company and to advance certain expenses incurred as a result of any proceeding against her as to which she could be indemnified.

The foregoing description of the Indemnification Agreement is not complete and is qualified in its entirety by reference to the full text of the Indemnification Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated into this Item 5.02 by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description

10.1	Indemnification Agreement, dated as of November 21, 2018, by and between Talos Energy Inc. and Olivia C. Wassenaar.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 23, 2018

TALOS ENERGY INC.

By:	/s/ William S. Moss III
Name:	William S. Moss III
Title:	Executive Vice President, General Counsel and Secretary